Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement (the "Prospectus/Proxy") and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of Evergreen Money Market Trust of our report dated October 14, 1997, relating to the financial statements and financial highlights of Evergreen Tax Exempt Money Market Fund (the "Fund") appearing in the Fund's August 31, 1997 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement.

We also consent to the reference to us under the heading "Financial Statements and Experts" in such Prospectus/Proxy.

Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York  10036
January 14, 1998



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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Evergreen Money Market Trust on Form N-14 of our report on The Tax Free Money Market Fund dated November 7, 1997, appearing in the Annual Report of The Virtus Funds for the year ended September 30, 1997, and to the reference to us under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
January 14, 1998



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